Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 42 to the Registration Statement (Form N-4 No. 333-85618) of Separate
Account NY-B of ReliaStar Life Insurance Company of New York, and to the use therein of our reports dated (a) April 2, 2013, with respect to the statutory basis financial statements of
ReliaStar Life Insurance Company of New York and (b) April 18, 2013, with respect to the financial statements of Separate Account NY-B of ReliaStar Life Insurance Company of New
York.

/s/ Ernst & Young LLP

Atlanta, Georgia April 18, 2013